UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 22, 2013

RAINIER PACIFIC FINANCIAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Washington	000-50362	87-0700148
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1498 Pacific Avenue, Tacoma, Washington	98402
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (253) 926-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03 Bankruptcy or Receivership

On May 26, 2010, Rainier Pacific Financial Group, Inc. (“Company”), pursuant to a resolution of its board of directors, filed a Petition for Receivership and Dissolution in the Superior Court of Pierce County, Washington, pursuant to Title 7, Chapter 7.60 of the Revised Code of Washington under case number 10-2-09666-9.  The court appointed William Beecher as the receiver.  The Company was the holding company for Rainier Pacific Savings Bank, which was closed by the Washington Department of Financial Institutions and placed into receivership on February 26, 2010 by the Federal Deposit Insurance Corporation.  The purpose of the receivership to was to marshal the assets of the Company, preserve the Company assets, pay just claims of creditors in an orderly fashion, and wind down and dissolve the Company. On January 23, 2013, the Articles of Dissolution were filed with the Secretary of State of the State of Washington and as specified in Articles of Dissolution, as of January 31, 2013 the Company will be dissolved and shortly thereafter the receivership will be concluded.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAINIER PACIFIC FINANCIAL GROUP, INC.

Date: January 24, 2013	/s/ William L. Beecher
William L. Beecher Receiver
(Principal Executive Officer)